UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT June 30, 2008

AXION POWER INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Clover Lane
New Castle, PA 16105
(Address of principal executive offices)

(724) 654-9300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

On January 14, 2008, Axion Power International, Inc. (the “Company”) entered into a Securities Purchase Agreement with The Quercus Trust (“Quercus”), pursuant to which we agreed to issue to Quercus up to 8,571,429 shares of our common stock, together with common stock purchase warrants that will entitle the holder to purchase up to 10,000,000 additional shares of our common stock in exchange for a total investment of $18.0 million, to be divided into three separate tranches.

At the initial closing on January 14, 2008, Quercus invested $4.0 million in exchange for 1,904,762 shares and warrants to purchase an additional 2,857,143 shares at an exercise price of $2.60 per share. At the second closing on April 17, 2008, Quercus invested an additional $4.0 million in exchange for 1,904,762 shares of our common stock and warrants to purchase an additional 2,380,953 shares of at an exercise price of $2.60 per share.

On June 30, 2008, the Company completed the third and final tranche of the Quercus investment, whereby Quercus invested $10.0 million in exchange for 4,761,905 shares of our common stock and warrants to purchase an additional 4,761,905 shares of stock at an exercise price of $2.60 per share. All of the warrants issued to Quercus expire by June 29, 2013. A portion of the proceeds of the June 30, 2008, financing were used to retire $2,640,000 of the December 2007 bridge loans that the Company had previously entered into. Prior to June 30, certain of the bridge lenders had converted $335,000 into 158,659 shares of common stock and warrants to purchase 237,488 shares of common stock at an exercise price of $2.60 per share. On June 30, 2008, one of the Company’s directors converted $800,000 of indebtedness into 380,952 shares of common stock and warrants to purchase 380,952 shares at an exercise price of $2.60 per share. These warrants expire on June 29, 2013 as well. Upon this conversion, the December 2007 bridge loans have been repaid or converted in full, and there is no remaining indebtedness under those instruments.

The issuance of our common stock and warrants to Quercus and certain of our bridge lenders was pursuant to the private placement exemption available under Section 4(2) of the Securities Act of 1933.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2008, the Company re-appointed Edward Buiel, Ph.D. as its Vice President and Chief Technology Officer pursuant to a written Executive Employment Agreement (the “Employment Agreement”). The following summarizes the material terms of the Employment Agreement:

•	The term of the Employment Agreement begins effective as of June 1, 2008 and continues until May 31, 2010 with a one (1) year potential extension upon the agreement of Dr. Buiel and the Company;

•
Dr. Buiel will receive a monthly salary of $15,000 for the period beginning June 1, 2008 and ending May 31, 2010. The Company will review Dr. Buiel’s salary on an annual basis, and such salary shall be subject to renegotiation on the basis of the performance of Dr. Buiel and the Company;

•
Dr. Buiel will receive a signing bonus of $110,000, to be paid 90% within ten (10) days of the execution of the Employment Agreement and 10% upon the earlier of (i) the receipt of the final $10,000,000 investment from the Quercus Trust, or (ii) August 31, 2008. The signing bonus is partially in consideration for Dr. Buiel’s agreement to a new and longer term employment contract;

•	Dr. Buiel was issued a restricted stock award of 50,000 shares of our common stock under our Incentive Stock Plan (the “Restricted Stock”). The Restricted Stock vests on May 31, 2011;

•
Dr. Buiel was granted an option to purchase 100,000 shares of our common stock, which had previously been granted in his prior Executive Employment Agreement dated December 29, 2006. The exercise price of the option is $3.75 per share and 50% shall vest on December 29, 2009 and the remaining 50% shall vest on December 29, 2010;

•
In addition, Dr. Buiel was granted an option to purchase 100,000 shares of our common stock in recognition for the opportunity cost associated with the longer term of the new Employment Agreement. The exercise price of the option is $2.50 per share and shall vest on May 31, 2011;

•	If Dr. Buiel is still employed with the Company on June 1, 2011, he will receive a bonus of $50,000 notwithstanding any other bonus arrangement(s);

•
If Dr. Buiel is still employed with the Company on December 31, 2008, he will receive an additional 30,000 shares of restricted stock on the same terms and conditions as the restricted stock granted to him in connection with his previous Executive Employment Agreement dated December 29, 2006;

•
If Dr. Buiel’s employment is terminated other than for cause (as defined therein) by the Company or for good reason (as defined therein) by Dr. Buiel, the Company will pay Dr. Buiel 50% of his annual base salary, as of the date of termination, in one lump sum; and

•
The previous grant of 250,000 shares of restricted stock to Dr. Buiel shall continue in full force and effect under the terms and conditions of his prior Executive Employment Agreement dated December 29, 2006.

The foregoing description of the Employment Agreement does not purport to be a complete statement of the Company’s or Dr. Buiel’s rights under the Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement.

Edward Buiel, Ph.D., 36, was appointed chief of R&D in September 2005. Before joining our company, Dr. Buiel served for 3-1/2 years as project leader for the Energy Storage Group of Meadwestvaco Corporation, one of the largest producers of activated carbon in the world. In this position Dr. Buiel’s team focused on developing activated carbon materials for electrochemical applications including Lithiumion batteries, organic ultracapacitors, and asymmetric lead-carbon capacitors. His responsibilities included managing a USCAR-Advanced Battery Consortium project to develop activated carbon materials for hybrid electric vehicle energy storage systems and managing a joint program with Sandia National Laboratories to develop lead-carbon capacitors for grid-connected energy storage systems. Previously, Dr. Buiel worked for nine months as a senior software engineer for Vasocor, Inc. and for 2-1/2 years as a Senior Research Engineer for the Automotive Carbon Group of Meadwestvaco Corporation. Dr. Buiel is a 1994 graduate of Queen’s University, Kingston, Ontario, where he earned a Bachelor of Science in Engineering and Physics, and a 1998 graduate of Dalhousie University, Halifax, Nova Scotia, where he earned a Ph.D. in Physics and wrote his doctoral thesis on “The Development of Disordered Carbon Materials as Anode Materials for Li-ion Battery Applications.”

Item 9.01.	Financial Statements and Exhibits.

Exhibits

Exhibit	Description
10.1	Executive Employment Agreement of Edward Buiel dated June 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 1, 2008

Axion Power International, Inc.

By: /s/ Thomas Granville
Thomas Granville
Chief Executive Officer